R O B I N S C H O E N P U B L I C R E L A T I O N S
       526 Penn Street Newtown, PA 18940 t: 215/504-2122 f: 215/504-2123
                          e-m: schoenpr@mindspring.com

FOR IMMEDIATE RELEASE
March 8, 2000

                     MEDIX ANNOUNCES EXTENDED AGREEMENT WITH
                        LOYOLA UNIVERISTY MEDICAL CENTER
     Affiliated Medical Center Physicians to Use Company's iHealth Software

Denver, CO -- John Prufeta, chief executive officer of Medix Resources, Inc. [OTCBB: MDIX], today announced that Medix, through its wholly-owned subsidiary Cymedix Lynx Corporation, and Loyola University Medical Center of Chicago (Loyola) have extended their original agreement to provide physicians affiliated with Loyola with the Cymedix.com software for Internet-based laboratory orders and results. This new agreement extends the original contract and adds additional features to the original terms. Medix provides Internet-based healthcare communication, data integration, and transaction software through its Cymedix.com software product suite.

The Cymedix.com laboratory module and Universal Interface enable physicians to electronically extract patient data from their practice management systems. Once the patient data is electronically loaded into the laboratory module, the physician selects from the series of lab panels presented in the Cymedix.com application. The orders are then encrypted and sent via the Internet to the Loyola data center, where the data is decrypted and integrated into their Sunquest Information Systems' [NASDAQ: SUNQ] application for processing. Lab results are returned to the physician via the same Cymedix.com encrypted link.

"We are pleased to be able to expand on our original agreement with Loyola," stated David Pfeil, chief operating officer of Medix subsidiary Cymedix Lynx Corporation. "This extended agreement clearly defines the joint marketing efforts of Loyola and Medix. It enables Medix to offer additional Internet transaction services, such as pharmacy benefit management information from payors. As a result, this relationship will demonstrate how the Cymedix.com product can act as a portal for a wide range of healthcare transaction services."

Loyola University Health System (LUHS), a wholly-owned subsidiary of Loyola University Chicago, includes Loyola University Medical Center (LUMC), 11 primary care centers, the Loyola Ambulatory Surgery Center at Oakbrook and Immediate Care Center at Elmhurst, a partnership with the Rehabilitation Institute of Chicago (RIC), and serves as co-owner/operator of RML Specialty Hospital, a long-term ventilator dependent facility in suburban Hinsdale, IL. LUMC, a private, academic healthcare institution, is nationally recognized for its specialty care and research in areas such as cancer, cardiology, and cardiovascular surgery, pediatrics, neonatology, and neurosciences, burn and trauma care and organ transplantation. The 73-acre campus in Maywood, IL includes the 545-bed licensed Foster G. McGaw Hospital with a Level I trauma center, Russo Surgical Pavilion, Cardiovascular Institute, Cardinal Bernardin Cancer Center, Ronald McDonald Children's Hospital of Loyola, Loyola University Chicago Stritch School of Medicine, Mulcahy Outpatient Center, and the 24-bed RIC of Loyola acute rehabilitation unit, the region's largest burn unit and one of the Midwest's largest and most comprehensive organ transplant programs.

Medix Resources through Cymedix Lynx Corporation, offers Cymedix.com, a suite of fully-secure, patented Internet communications software products, to the healthcare industry. Additional information about Medix Resources, and its products and services can be found by visiting its web sites www.medixresources.com and www.cymedix.com or by calling 800/326-8773.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.

Contacts:  General and Press Inquiries         Investor Inquiries
           -----------------------------       -------------------
           Robin Schoen                        Josh Golomb
           Robin Schoen Public Relations       SmallCaps Online Communications
           215/504-2122                        212/554-4158